SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) July 27, 2000

                                MEDICORE, INC.
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            (Exact name of registrant as specified in its charter)

           Florida                    0-6906              59-0941551
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(State or other jurisdiction       (Commission          (IRS Employer
      of incorporation)            File Number)       Identification No.)

      2337 West 76th Street, Hialeah, Florida             33016
     ----------------------------------------           ----------
     (Address of principal executive offices)           (Zip Code)

     Registrant's telephone number, including area code (305) 558-4000
                                                        --------------

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Item 5.  Other Events

Options

     The board granted non-qualified stock options to 17 officers, directors and employees of the Company and its subsidiaries under its 1989 Stock Option Plan. The options are exercisable at $1.38, the closing price of the common stock on the date of grant, for a period of five years. The 1989 Plan was approved by shareholders in 1994 and had 1,000,000 shares reserved for option grants. To date, 3,000 options have been exercised and options for 855,000 shares are outstanding under the 1989 Plan.

Linux Financing

     The Company has loaned Linux Global Partners, Inc. $200,000 at an annual interest rate of 10%. The loan is for 30 days through September 8, 2000.
The financing to Linux Global Partners increases its existing $2,000,000 loan to that company, which matures January 26, 2001. The Company has an 8% ownership interest in Linux Global Partners.

     Linux Global Partners is a private holding company investing these borrowed funds in Linux related software companies. These Linux software companies are involved in applications, utilities, embedded systems, developer's tools, and games. The Company's financing is secured by Linux Global Partners' ownership interests in those companies.

     Linux is a freely distributable, independent operating system with stability and scalability. Linux Global Partners, through its investments, intends to expand Linux applications and make Linux more readily accessible to the computing public.

     The Company borrowed the funds it provided to Linux Global Partners, as it had for the prior financing to that company, from its 59% owned public subsidiary, Dialysis Corporation of America, at an interest rate of 10% per annum.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired

          Not Applicable

     (b)  Pro Forma Financial Information

          Not Applicable

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     (c)  Exhibits

         (99) Additional Exhibits

              (i)(a) Promissory Note for $200,000 from Linux Global Partners,
                     Inc. to the Company dated August 9, 2000.

              (i)(b) Promissory Note for $200,000 from the Company to Dialysis
                     Corporation of America dated August 9, 2000.


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDICORE, INC.

                                          /s/ Thomas K. Langbein
                                       By-----------------------------------
                                          THOMAS K. LANGBEIN, Chairman
                                          of the Board, CEO and President

Dated:  August 10, 2000